Exhibit 10.5

SECOND LEASE EXTENSION AND MODIFICATION

AGREEMENT

This Second Lease Extension and Modification Agreement (“Second Lease Extension”) is entered into as of the 21st day of June, 2011, by and between PARADIGM RESOURCES L.C., a Utah limited liability company (hereinafter “Landlord”) and LIPOCINE, INC., a Delaware corporation (Tax ID: 84-1413519) (hereinafter “Tenant”).

WHEREAS, Landlord and Salus Therapeutics, Inc., a Utah corporation (hereinafter “Salus Therapeutics”), entered into that certain Lease Agreement dated August 11, 2003 (hereinafter the “Lease”), pursuant to which Landlord leased to Tenant certain Premises designated as Suite 202, located at 675 Arapeen Drive, Salt Lake City, Utah (hereinafter “Leased Premises”);

WHEREAS, on or about August 14, 2003, Salus Therapeutics assigned all its right, title, and interest in the Lease to Genta Salus LLC, a Delaware limited liability company (hereinafter “Genta”);

WHEREAS, on or about August 6, 2004, Genta assigned all its right, title, and interest in the Lease to Tenant;

WHEREAS, on or about June 30, 2008, Landlord and Tenant entered into that certain Lease Extension and Modification Agreement;

WHEREAS, the Lease term is set to expire of its own terms on November 31, 2011; and

WHEREAS, the Landlord and Tenant desire to extend the Lease for an additional three (3) year period.

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, Landlord and Tenant hereby agree to extend the term of the Lease upon the following terms and conditions:

1.	The Lease Term shall be extended for an additional three (3) year period commencing December 1, 2011 and ending November 30, 2014 (hereinafter “Second Extension Term”).

2.	Fixed Minimum Rent during the Second Extension Term shall be as follows: Commencing December 1, 2011 of the Second Extension Term and continuing through November 30, 2012, the Annual Fixed Minimum Rent shall be Two Hundred Fifty-Four Thousand Eight Hundred Fifty-Six and 48/100 Dollars $254,856.48), payable in equal consecutive monthly installments of Twenty One Thousand Two Hundred Thirty-Eight and 04/100 Dollars ($ 21,238.04).

3.	The Escalations in Monthly Fixed Minimum Rent during the Second Extension Term shall occur as follows:

Escalation Date	Monthly Payment
December 1, 2012	$21,875.18
December 1, 2013	$22,531.44

4.	Tenant shall continue to pay its pro rata share of Real Estate Tax Expense, Landlord Fire and Casualty Insurance and Common Area Maintenance Payments, currently estimated at $7,089.40 per month.

5.	OPTION TO RENEW: Provided Tenant is not, and has not been in default under any of the terms and conditions contained herein, Tenant shall have one (1) additional consecutive two (2) year option to renew and extend the Rental Term as provided herein. The Option shall only be exercised by the Tenant delivering written notice thereof to the Landlord not less than ninety (90) days prior to the expiration of the original term. Fixed Minimum Rent for the Option periods shall be as follows:

Option Period	Monthly
December 1, 2014	$23,207.38
December 1, 2015	$23,903.60

6.	Except as specifically modified, altered, or changed by this Second Lease Extension, the Lease and any amendments and/or extensions shall remain unchanged and in full force and effect throughout the Second Extension Term of the Lease.

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IN WITNESS THEREOF, the parties hereto have executed this Second Lease Extension and Modification Agreement as of the date and year first above written.

LANDLORD:	PARADIGM RESOURCES, L.C., a Utah limited liability company

	By:	/s/ W. Richard Woodbury
W. Richard Woodbury, Manager

	By:	/s/ Don Brown
Don Brown, Manager

TENANT:	LIPOCINE INC., a Utah corporation

	By:	/s/ M. Patel
Its: President

	By:	/s/ Robert Merrell
Its: Vice President

ACKNOWLEDGMENT OF LANDLORD

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

On the 28th day of June, 2011, personally appeared W. RICHARDS WOODBURY, to me personally known, who being by me duly sworn did say that he is a Manager of that certain company known as PARADIGM RESOURCES, L.C., the company that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of said company therein named, and acknowledged to me that such company executed the within instrument pursuant to its Operating Agreement.

/s/ Tiffany M. Steele
Notary Public

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

On the 23 day of June, 2011, personally appeared DON BROWN, to me personally known, who being by me duly sworn did say that he is a Manager of that certain company known as PARADIGM RESOURCES, L.C., the company that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of said company therein named, and acknowledged to me that such company executed the within instrument pursuant to its Operating Agreement.

/s/ Andria R. Carnell
Notary Public

ACKNOWLEDGMENT OF TENANT

(Corporate)

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

On the 21st day of June, 2011, before me personally appeared Mahesh Patel and Robert Merrell, to me personally known to be the President and Vice President of LIPOCINE INC., a Utah corporation, the corporation that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of said corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

/s/ Robin Denise Hill
Notary Public